Exhibit 11.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form 20-F Amendment No. 3 for Ripple Lake Diamonds Inc., of our report dated February 22, 2005, relating to the June 30, 2004 financial statements of Ripple Lake Diamonds Inc., which appears in such Form.

We hereby consent to the use of our name as it appears in Item 10 G. of such Form under the caption "Statement by Experts".

"Amisano Hanson"
Vancouver, BC, Canada	Amisano Hanson
October 21, 2005	Chartered Accountants

05/O/RIPPLELAKE.20F

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7